                             AMERIGAS PROPANE, INC.

                               EXECUTIVE EMPLOYEE

                               SEVERANCE PAY PLAN





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                               TABLE OF CONTENTS


Article No.                                                                             Page No.

I.     Purpose and Term of Plan.....................................................          2
II.    Definitions..................................................................          3
III.   Participation and Eligibility for Benefits...................................          5
IV.    Benefit......................................................................          6
V.     Method and Duration of Benefit Payments......................................          9
VI.    Administration...............................................................         10
VII.   Amendment and Termination....................................................         12
VIII.  Duties of the Company........................................................         12
IX.    Claims Procedures............................................................         12
X.     Miscellaneous................................................................         14
Signatures..........................................................................         16

                                   ARTICLE I

                            PURPOSE AND TERM OF PLAN


                      Section 1.01 Purpose of the Plan. The AmeriGas Propane, Inc. Executive Employee Severance Pay Plan (the "Plan"), as set forth herein, is intended to alleviate, in part or in full, financial hardships which may be experienced by certain of those employees of the Company whose employment is terminated without fault in recognition of their past service to the Company. In essence, benefits under the Plan are intended to be additional compensation for past services or for the continuation of specified fringe benefits for a transitional period. The amount or kind of benefit to be provided is to be based on the Executive Employee's Compensation, as defined in Section 2.09 hereof, or the fringe benefit programs applicable to the Participant, at the Participant's Employment Termination Date, as defined in Section 2.11 hereof. The Plan is not intended to be included in the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Rather, this Plan is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, ss. 2510.3-2(b). Accordingly, the benefits paid by the Plan are not deferred compensation.

                      Section 1.02 Term of the Plan. The Plan will continue until such time as the Company, acting in its sole discretion, elects to modify, supersede or terminate it in accordance with the further provisions hereof.



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                                   ARTICLE II

                                  DEFINITIONS

                      Section 2.01 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange of 1934, as amended.

                      Section 2.02 "Benefit" or "Benefits" shall mean any or all of the benefits that a Participant is entitled to receive pursuant to
Article IV of the Plan.

                      Section 2.03 "Board of Directors" shall mean the Board of Directors of AmeriGas Propane, Inc., or any successor thereto.

                      Section 2.04 "Chairman of the Board" shall mean the individual serving as the Chairman of the Board of Directors of AmeriGas Propane, Inc. as of the date of reference.

                      Section 2.05 "Change of Control" shall mean a change of control as defined in the form of the AmeriGas Propane, Inc. Change of Control Agreement set forth in Appendix A hereto and as amended.

                      Section 2.06 "Chief Executive Officer" shall mean the individual serving as the Chief Executive Officer of AmeriGas Propane, Inc. as of the date of reference.

                      Section 2.07 "Committee" shall mean the administrative committee designated pursuant to Article VI of the Plan to administer the Plan in accordance with its terms.

                      Section 2.08 "Company" shall mean AmeriGas Propane, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to AmeriGas Propane, Inc. or any subsidiary or Affiliate, which has adopted the Plan, or a corporation succeeding to the business of AmeriGas Propane, Inc., or any subsidiary or Affiliate, by merger, consolidation or liquidation or purchase of assets or stock or similar transaction.

                      Section 2.09 "Compensation" shall mean the Participant's annual base salary and applicable target annual bonus amount, if any, in effect on the first day of the calendar quarter immediately preceding the Participant's Employment Termination Date.



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                      Section 2.10  "Employment Commencement Date" shall mean
the most recent day on which a Participant became an employee of the Company, any Affiliate of the Company, or any entity whose business or assets have been acquired by the Company, its Affiliates or by any predecessor of such entities, unless the Committee determines to give credit for prior service, if any.

                      Section 2.11 "Employment Termination Date" shall mean the date on which the current employment relationship between the Participant and the Company is terminated.

                      Section 2.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                      Section 2.13 "Executive Employee" shall mean any individual employed by the Company at grade level thirty-six (36) or higher.

                      Section 2.14 "Just Cause" shall mean dismissal due to misappropriation of funds, substance abuse, habitual insobriety, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its subsidiaries and Affiliates taken as a whole. Disputes with respect to whether Just Cause exists shall be resolved in accordance with Article IX.

                      Section 2.15 "Participant" shall mean any Executive Employee.

                      Section 2.16 "Plan" shall mean the AmeriGas Propane, Inc. Executive Employee Severance Pay Plan, as set forth herein, and as the same may from time to time be amended.

                      Section 2.17 "Plan Year" shall mean each fiscal year of the Company during which this Plan is in effect.

                      Section 2.18 "Salary Continuation Period" shall equal one business day for each month which is included in the Participant's Years of Service plus the number of months of paid notice under Section 4.01(c) to a maximum of fifteen (15) months (eighteen (18) months in the case of the Chief Executive Officer).

                      Section 2.19 "Year of Service" shall mean each twelve-month period (or part thereof) beginning on the Executive Employee's Employment Commencement Date and ending on each anniversary thereof. Additional Years



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of Service based on earlier employment with the Company, any Affiliate of the
Company or any entity whose business or assets have been acquired by the Company, its Affiliates or by any predecessor of such entities, shall be counted only if permitted by the Committee.




                                  ARTICLE III

                                 PARTICIPATION
                          AND ELIGIBILITY FOR BENEFITS


                      Section 3.01 General Eligibility Requirement. In order to receive a Benefit under this Plan, a Participant's employment must have been terminated by the Company other than for Just Cause, death, or continuous illness, injury or incapacity for a period of six consecutive months.

                      Section 3.02 Substantially Comparable Employment. In the absence of a Change of Control, notwithstanding anything herein to the contrary, no Benefits shall be due hereunder in connection with the disposition of a business, division, or Affiliate by the Company or an Affiliate if substantially comparable terms of employment, as determined by the Committee, have been offered by the transferee; provided, however, that the Committee, in such situation, may determine to have the Company provide any of the Benefits.


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                                   ARTICLE IV

                                    BENEFIT

                      Section 4.01 Amount of Immediate Cash Benefit. The cash amount to be paid to a Participant eligible to receive Benefits under Section
3.01 hereof, shall be paid in a lump sum as provided in Section 5.01 hereof and shall equal the sum of the following, except that any payment under paragraph
(b) below that is based on annual financial performance will be excluded from the lump sum payment and paid separately as provided below:

                           (a) An amount equal to the Participant's vacation
                      entitlement, including banked vacation time, and personal holidays through the end of the Participant's Salary Continuation Period;

                           (b) An amount equal to the Participant's annual
                      target bonus amount under the applicable annual bonus plan (or its successor) for the current Plan Year multiplied by the number of months elapsed in the current Plan Year to his or her Employment Termination Date and divided by twelve (12), together with any amounts previously deferred by the Participant under such plan (with interest thereon at the rate prescribed by such plan) as well as any amounts due from the prior year under such plan but not yet paid, provided, however, that if the Employment Termination Date occurs in the last two
                      (2) months of the fiscal year, in lieu of the payment described above, the amount to be paid pursuant to this clause (b) shall be determined and paid after the end of the fiscal year in accordance with the terms and conditions of the applicable annual bonus plan as though the Participant were still an Employee, except that the weighting to be applied to the Participant's business/financial performance goals under the annual bonus plan will be deemed to be 100%; provided further, however, that in the discretion of the Chief Executive Officer, the amount payable pursuant to this paragraph
                      (b) may be computed in all cases for Employment Termination Dates occurring during the first ten (10) months of the fiscal year;

                           (c) In the case of the Chief Executive Officer, an
                      amount of paid notice equal to one hundred thirty (130) times a fraction the numerator of which is the Chief Executive Officer's Compensation and the denominator of which is two hundred



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                      sixty (260), and in the case of all other Participants,
                      paid notice calculated as an amount equal to sixty-five
                      (65) times a fraction the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty (260);

                           (d) An amount equal to the number of the
                      Participant's Years of Service multiplied by twelve (12) times a fraction the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty (260); provided, however, that such amount shall not exceed 100% of the Participant's Compensation; and

                           (e)  An amount equal to the Participant's
                      Distribution Equivalent under the AmeriGas Propane, Inc. 1997 Long-term Incentive Plan accrued through the Salary Continuation Period.

Notwithstanding the foregoing language, the minimum payment pursuant to this Plan shall not be less than six (6) months of base salary at the level in effect on the beginning of the quarter immediately preceding the Employment Termination Date, without regard for target bonus, for Participants in employment grades 36-39 and one (1) year's base salary in effect on the beginning of the quarter immediately preceding the Employment Termination Date, without regard for target bonus, for Participants in employment grades 40 and higher.

                      Section 4.02 Executive Benefits. The Participant shall continue to be entitled, through the end of the Participant's Salary Continuation Period, to those employee benefits and executive perquisites listed below, and as in effect from time to time during the Salary Continuation Period, if any, based upon the amount of coverage or benefit provided at the Participant's Employment Termination Date:

                              (a) Basic Life Insurance;

                              (b) Supplemental Life Insurance;

                              (c) Medical Plan and Dental
                                  Assistance Plan, including COBRA
                                  continuation coverage;

                              (d) AmeriGas Propane, Inc. Supplemental Executive
                                  Retirement Plan; and


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

                              (e) UGI Corporation Senior Executive Retirement
                                  Plan, to the extent applicable.

In each case, when contributions are required of all Executive Employees at the time of the Participant's Employment Termination Date, or thereafter, if required of all other Executive Employees, the Participant shall be responsible for making the required contributions, on an after-tax basis only, during the Salary Continuation Period in order to be eligible for the coverage. Notwithstanding the foregoing language, the Participant shall not be entitled to make any Flexible Spending Account (child care or medical) contributions during the Salary Continuation Period. In lieu of any or all of the coverages provided under any of clauses (a) through (c) above, the Company may pay to the Participant, at the time payment is otherwise to be made of cash Benefits pursuant to Section 5.01 hereof, a single lump sum payment equal to the then present value of the cost of such coverages. Notwithstanding anything herein to the contrary, any such coverages shall be discontinued if, and at the time, the Participant obtains other employment and becomes eligible to participate in the plan of, or is provided similar coverage by, a new employer; provided, however, that the Participant shall not be required to refund any sum to the Company should a lump sum have been paid pursuant to the preceding sentence. Any applicable conversion rights shall be provided to the Participant at the time coverage ceases. The Committee shall determine to what extent, if any, any other perquisites or benefit coverage such as tax preparation services, etc. shall continue to be provided during the Salary Continuation Period and whether the Participant shall be entitled to outplacement services or to receive title to the Participant's Company-supplied automobile, if any, in which case the value of the Participant's cash Benefit under Section 4.01 hereof shall be increased accordingly, exclusive of sales tax.

                      Section 4.03 Retirement Plans. This Plan shall not govern and shall in no way affect the Participant's interest in, or entitlement to benefits under, any of the Company's "qualified" retirement plans, and any payments received under any such plan shall not affect a Participant's right to any Benefit hereunder.

                      Section 4.04 Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of retirement benefits under the Company's "qualified" retirement plans or the AmeriGas Propane, Inc. 1997 Long-Term Incentive Plan, and a Terminated Employee shall not, except as provided in Section 4.01 (a) hereof, accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Salary Continuation Period during which benefits are payable under this Plan. The benefits payable under this Plan shall


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be in addition to and not in lieu of any payments or benefits due to the
Participant under any other plan, policy, or program of the Company, and its subsidiaries, or Affiliates.


                                   ARTICLE V

                    METHOD AND DURATION OF BENEFIT PAYMENTS

                      Section 5.01 Method of Payment. The cash Benefits to which a Participant is entitled, as determined pursuant to Article IV hereof, shall be paid in a lump sum. Payment shall be made by mailing to the last address provided by the Participant to the Company. Payment shall be made within thirty (30) days after the Participant's Employment Termination Date, except as otherwise provided in Section 4.01 (b).

                      Section 5.02 Conditions to Entitlement to Benefit. In order to be eligible to receive any Benefits hereunder, after the Participant's Employment Termination Date, a Participant must be reasonably available to the Company and cooperate in any reasonable manner (so as not to interfere unreasonably with subsequent employment) in providing assistance to the Company in conducting any matters which are pending at such time, and shall execute a release and discharge of the Company and its subsidiaries and Affiliates from any and all claims, demands or causes of action other than as to amounts or benefits due to the Participant under any plan, program or contract provided by, or entered into with, the Company. Such release and discharge shall be in such form as is prescribed by the Committee and counsel for the Company and shall be executed prior to the payment of any benefits due hereunder. In addition, no benefits due hereunder shall be paid to a Participant who is required by Company policy or practice to execute an agreement governing the assignment of patents or a confidentiality or post-employment agreement unless executed copies of such agreements are on file with the Company.

                      Section 5.03 Payments to Beneficiary(ies). Each Participant shall designate a beneficiary(ies) to receive any Benefits due hereunder in the event of the Participant's death prior to the receipt of all such Benefits. Such beneficiary designation shall be made in the manner, and at the time, prescribed by the Committee in its sole discretion. In the absence of an effective beneficiary designation hereunder, the Participant's estate shall be deemed to be the Participant's designated beneficiary.


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                                   ARTICLE VI

                                 ADMINISTRATION

                      Section 6.01 Appointment. The Committee shall consist of one (1) or more persons appointed by the Chairman of the Board. Committee members may be, but need not be, employees of the Company, including the Chairman of the Board and the Chief Executive Officer, whether or not they are one and the same person.

                      Section 6.02 Tenure. Committee members shall serve at the pleasure of the Chairman of the Board. Committee members may resign at any time on ten (10) days' written notice, and Committee members may be discharged, with or without cause, at any time by the Chairman of the Board.

                      Section 6.03 Authority and Duties. It shall be the duty of the Committee, on the basis of information supplied to it by the Company, to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefit to which each such Participant may be entitled, and to determine the manner and time of payment of the Benefit consistent with the provisions hereof. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The Committee shall have the full power and authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. All decisions, actions, and interpretations of the Committee shall be final, binding, and conclusive upon the parties.

                      Section 6.04 Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or at the direction of the Chairperson, without a meeting, by mail, telegraph, telephone, or electronic communication device; provided that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon.

                      Section 6.05 Officers of the Committee. The Chairman of the Board shall designate one of the members of the Committee to serve as Chairperson thereof. The Chairman of the Board shall also designate a person to


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serve as Secretary of the Committee, which person may be, but need not be, a member of the Committee.

                      Section 6.06 Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee.

                      Section 6.07 Records, Reporting, and Disclosure. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

                      Section 6.08 Actions of the Committee. Whenever a determination is required of the Committee under the Plan, such determination shall be made solely at the discretion of the Committee. In addition, the exercise of discretion by the Committee need not be uniformly applied to similarly situated Participants and shall be final and binding on each Participant or beneficiary(ies) to whom the determination is directed.

                      Section 6.09 Benefits of the Chief Executive Officer. Whenever a determination is required of the Committee under the Plan, the individual then serving as the Chairman of the Board of Directors of UGI Corporation shall be substituted for the Committee, and shall make the determination with respect to, the Chief Executive Officer as to any matter that directly pertains to, or affects, the Chief Executive Officer.

                      Section 6.10 Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law, if any, shall be required by the Plan.


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                                  ARTICLE VII

                           AMENDMENT AND TERMINATION


                      Section 7.01  Amendment, Suspension, and Termination.
The Company retains the right, at any time and from time to time, to amend, suspend, or terminate the Plan in whole or in part, for any reason, and without either the consent of or prior notification to any Participant. No such amendment shall give the Company the right to recover any amount paid to a Participant prior to the date of such amendment or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits.


                                  ARTICLE VIII

                             DUTIES OF THE COMPANY

                      Section 8.01 Records. The Company shall supply to the Committee all records and information necessary to the performance of the Committee's duties.

                      Section 8.02 Payment. The Company shall make payments from its general assets to Participants in accordance with the terms of the Plan, as directed by the Committee.

                                   ARTICLE IX

                               CLAIMS PROCEDURES


                      Section 9.01 Application for Benefits. Participants who believe they are eligible for benefits under this Plan may apply for such benefits by completing and filing with the Committee an application for benefits on a form supplied by the Committee. Before the date on which benefit payments commence, each such application must be supported by such information as the Committee deems relevant and appropriate.


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                      Section 9.02  Appeals of Denied Claims for Benefits.  In
the event that any claim for benefits is denied in whole or in part, the Participant (or beneficiary, if applicable) whose claim has been so denied shall be notified of such denial in writing by the Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                              (a) The Participant whose claim has been denied
                      shall file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                              (b) The Committee shall, within thirty (30) days
                      of receipt of the Participant's notice of appeal, establish a hearing date on which the Participant may make an oral presentation to the Committee in support of the Participant's appeal. The Participant shall be given not fewer than ten (10) days' notice of the date set for the hearing.

                              (c) The Committee shall consider the merits of
                      the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to the claimant's interest, and the Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                              (d) The Committee shall render a determination
                      upon the appealed claim, within sixty (60) days of the hearing date, which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties.





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                                   ARTICLE X

                                 MISCELLANEOUS


                      Section 10.01 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which the Participant may expect to receive, contingently or otherwise, under this Plan.

                      Section 10.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

                      Section 10.03 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

                      Section 10.04 Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. Unless the Committee directs otherwise, the Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or a division or Affiliate thereof,
(i) to acknowledge expressly that this Plan is binding upon and enforceable against the Company in accordance with the terms hereof, (ii) to become jointly and severally obligated with the Company to perform the obligations under this Plan, and (iii) to agree not to amend or terminate the plan for a period of three (3) years after the date of succession without the consent of the affected Participant.

                      Section 10.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                      Section 10.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

                      Section 10.07 Unfunded Plan. The Plan shall not be funded. The Company may, but shall not be required to, set aside or designate an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits.

                      Section 10.08 Payments to Incompetent Persons, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto.

                      Section 10.09 Lost Payees. A benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

                      Section 10.10 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, to the extent not preempted by Federal law, without giving effect to any Pennsylvania choice of law provisions.




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



                      IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the 27th day of January, 1997.


                                        AMERIGAS PROPANE, INC.

Attest:




                                   By:
------------------------              ------------------------------
Robert H. Knauss                         Diane L. Carter
Secretary                                Vice President - Human Resources





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



                         FORM OF AMERIGAS PROPANE, INC.
                          CHANGE OF CONTROL AGREEMENT




                                      A-1


                              (See Exhibit 10.2)